SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 13, 2004

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA		19341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On January 13, 2004, Adolor Corporation (the “Company”) announced top line results of its Phase 3 clinical study 14CL308 of its product candidate Entereg™ (alvimopan) in the management of postoperative ileus. The Company hosted a conference call and slide presentation at 5:45 P.M. Eastern Standard Time on January 13, 2004. The slides presented are attached to this Report at Exhibit 99.1.

Item 7(c). Exhibits.

99.1 Slides related to Phase 3 Clinical Study 14CL308.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Michael R. Dougherty

Name: Title:	Michael R. Dougherty Senior Vice President, Chief Operating Officer and Chief Financial Officer

Dated: January 13, 2004